                                                                       Exhibit 5

                      ML LIFE INSURANCE COMPANY OF NEW YORK
                    A SUBSIDIARY OF MERRILL LYNCH & CO., INC.
                 HOME OFFICE: [222 BROADWAY, NEW YORK, NY 10038]
          SERVICE CENTER: ]P.O. BOX 44222, JACKSONVILLE, FL 32231-4222]

                      MERRILL LYNCH
ANNUITIES             INVESTOR CHOICE ANNUITY(SM)              APPLICATION FOR A
                                                               VARIABLE ANNUITY
                                                               IRA SERIES


In this form, the terms you and your refer to the owner and the co-owner, if there is one. (For custodial accounts, you and your refer to the beneficial owner.) The terms we, our and us refer to ML Life Insurance Company of New York.

1   CONTRACT INFORMATION

    Merrill Lynch account number                  State of purchase

    ----------------------------------------------------------------------------

    What type of qualified contract are you applying for?  (check only one)

    [ ]  Merrill Lynch Custodial IRA                [ ]  Individual Retirement Annuity (IRA)
    [ ]  Merrill Lynch Custodial Roth IRA           [ ]  Roth IRA
    [ ]  Merrill Lynch Custodial SEP IRA            [ ]  SEP IRA
    [ ]  Merrill Lynch Custodial Simple IRA         [ ]  403(b) Transfer (Non-ERISA Assets)

2   SURRENDER CHARGE PERIOD

    [ ] 7 Year       [ ] 4 Year    [ ] 1 Year      [ ] 9 Year (Bonus Contract)

3   OWNER INFORMATION

    Owner's name (first, middle initial, last)    [ ] Male    Birthdate (m/d/y)
                                                  [ ] Female
    ----------------------------------------------------------------------------
    Address          City     State   Zip code  Social Security or Tax ID number

    ----------------------------------------------------------------------------
    Telephone number

    ----------------------------------------------------------------------------
4   CO-OWNER INFORMATION

    Co-Owner's name (first, middle initial, last)   [ ] Male   Birthdate (m/d/y)
                                                    [ ] Female
    ----------------------------------------------------------------------------
    Address          City     State   Zip code  Social Security or Tax ID number

    ----------------------------------------------------------------------------
    Telephone number

    ----------------------------------------------------------------------------

5   ANNUITANT INFORMATION

    Full name (first, middle initial, last)       [ ] Male    Birthdate  (m/d/y)
                                                  [ ] Female
    ----------------------------------------------------------------------------
    Address          City     State   Zip code  Social Security or Tax ID number

    ----------------------------------------------------------------------------

6   JOINT ANNUITANT INFORMATION

    Full name (first, middle initial, last)       [ ] Male    Birthdate  (m/d/y)
                                                  [ ] Female
    ----------------------------------------------------------------------------
    Address          City     State   Zip code  Social Security or Tax ID number

    ----------------------------------------------------------------------------



                  Merrill Lynch Investor Choice Annuity(SM)          Page 1 of 6
                is a service mark of Merrill Lynch & Co., Inc.     (New 07/2005)

MLNY111IRA

7 BENEFICIARY INFORMATION If the contract has co-owners, the surviving co-owner will be the primary beneficiary unless otherwise indicated below.


    Full name (first, middle initial, last) Relationship  Birthdate(m/d/y) Social Security or Tax ID number  [ ] Primary     Percent
                                                                                                             [ ] Contingent
    --------------------------------------------------------------------------------------------------------------------------------
    Address                                                                City                              State          Zip code

    --------------------------------------------------------------------------------------------------------------------------------
    Full name (first, middle initial, last) Relationship  Birthdate(m/d/y) Social Security or Tax ID number  [ ] Primary     Percent
                                                                                                             [ ] Contingent
    --------------------------------------------------------------------------------------------------------------------------------
    Address                                                                City                              State          Zip code

    --------------------------------------------------------------------------------------------------------------------------------

    Full name (first, middle initial, last) Relationship  Birthdate(m/d/y) Social Security or Tax ID number  [ ] Primary     Percent
                                                                                                             [ ] Contingent
    --------------------------------------------------------------------------------------------------------------------------------
    Address                                                                City                              State          Zip code

    --------------------------------------------------------------------------------------------------------------------------------
    Full name (first, middle initial, last) Relationship  Birthdate(m/d/y) Social Security or Tax ID number  [ ] Primary     Percent
                                                                                                             [ ] Contingent
    --------------------------------------------------------------------------------------------------------------------------------
    Address                                                                City                              State          Zip code

    --------------------------------------------------------------------------------------------------------------------------------

    If you need more space, use Section 20 or attach and sign a separate sheet.


8   INITIAL PREMIUM - The minimum initial premium is $10,000.

    $
    -------------------------------------------------------------

9 CONTRIBUTIONS FOR IRAS - Complete this section ONLY if you are purchasing an IRA or Roth IRA contract which will not be held in a Merrill Lynch
    Custodial Retirement Plan. Please specify the premium amount by the tax year and type of contribution.

    Current Tax Year        Prior Tax Year        Rollover Amount        Transfer Amount

    $                       $                     $                      $

    ------------------------------------------------------------------------------------


10 CONTRACT REPLACEMENT INFORMATION - Are any existing annuity or life insurance contract(s) being (or have any such contracts been) surrendered, lapsed, converted, borrowed against or otherwise reduced in value or replaced in connection with the purchase of this variable annuity or is any such action likely to occur?

    [ ] YES - Please provide details below. Additional                    [ ] NO
        state requirements may apply and the appropriate replacement paperwork must be included with this application.

    Company                 Contract number              Issue date (m/d/y)      Original premium
                                                         $
    ------------------------------------------------------------------------------------------------
    Company                 Contract number              Issue date (m/d/y)      Original premium
                                                         $
    ------------------------------------------------------------------------------------------------

    If this purchase replaces more than one annuity or life insurance contract, the contracts being replaced must have the same owner or, if this contract is to be held in a Merrill Lynch Custodial Retirement Plan IRA, the contracts being replaced must be for the benefit of the same individual. Non-qualified contracts cannot be combined with IRA or 403(b) contracts.

11 GUARANTEED MINIMUM DEATH BENEFIT (GMDB) -- If you and any co-owner (annuitant, if non-natural owner) are under age 76, would you like to elect a GMDB? The GMDB cannot be added or changed after the contract is issued.
    [ ] YES - There is an additional charge if a GMDB is selected.
        Select from one of the following:
        [ ] Return of Premium GMDB
        [ ] Maximum Anniversary Value (MAV) GMDB
    [ ] NO - The contract will be issued with a death benefit equal to the contract value. There is no GMDB.

If you would you like to elect either the GUARANTEED MINIMUM INCOME BENEFIT
(GMIB) or the GUARANTEED MINIMUM WITHDRAWAL BENEFIT (GMWB), make this election in section 12. You may elect only ONE of these two benefits.

12 Would you like to elect a guaranteed living benefit? You may elect ONE of the following two benefits if the age requirements are met.
    [ ] GUARANTEED MINIMUM INCOME BENEFIT (GMIB)-- the annuitant and any joint annuitant must be under age 76. Election of this benefit is irrevocable. There is an additional charge for this benefit.
    or

    [ ] GUARANTEED MINIMUM WITHDRAWAL BENEFIT (GMWB)-- you and any co-owner
        (annuitant and any joint annuitant, if non-natural owner) must be in the age range 60 through 80. This benefit may be added or cancelled on specified future dates. There is an additional charge for this benefit.

    [ ] Neither GMIB NOR GMWB.



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


13 INVESTMENT ALLOCATIONS - Choose no more than 20 investment options using whole percentages.

                                                              DOLLAR
                                                 AUTOMATIC     COST                                          AUTOMATIC   DOLLAR COST
                                                 INVESTMENT  AVERAGING                                       INVESTMENT   AVERAGING
                                        INITIAL    FEATURE    PROGRAM                               INITIAL   FEATURE      PROGRAM
       INVESTMENT OPTIONS               PREMIUM  (OPTIONAL)  (OPTIONAL)     INVESTMENT OPTIONS      PREMIUM  (OPTIONAL)   (OPTIONAL)
------------------------------------------------------------------------------------------------------------------------------------
[AIM Basic Value Fund]                        %           %  [ ]From  %  [ML Basic Value Fund, Inc.]      %           %  [ ]From   %
                                                             [ ]To                                                       [ ]To

[AIM MidCap Core Equity Fund]                 %           %  [ ]From  %  [ML Core Bond Portfolio]         %           %  [ ]From   %
                                                             [ ]To                                                       [ ]To

[AllianceBern Sm/MidCap Value Fund]           %           %  [ ]From  %  [ML Fundamental Growth Fund]     %           %  [ ]From   %
                                                             [ ]To                                                       [ ]To

[AllianceBernstein Value Fund]                %           %  [ ]From  %  [ML Global Allocation Fund]      %           %  [ ]From   %
                                                             [ ]To                                                       [ ]To

[Allianz NFJ SmCap Value Fund]                %           %  [ ]From  %  [ML Global SmallCap Fund]        %           %  [ ]From   %
                                                             [ ]To                                                       [ ]To

[Allianz OCC Renaissance Fund]                %           %  [ ]From  %  [ML International Index          %           %  [ ]From   %
                                                             [ ]To       Fund]                                           [ ]To

[American Century Equity Income Fund]         %           %  [ ]From  %  [ML  Large Cap Core Fund]        %           %  [ ]From   %
                                                             [ ]To                                                       [ ]To

[American Century Ultra Fund]                 %           %  [ ]From  %  [ML Large Cap Growth Fund]       %           %  [ ]From   %
                                                             [ ]To                                                       [ ]To

[American Funds - Bond Fund of Amer]          %           %  [ ]From  %  [ML Large Cap Value Fund]        %           %  [ ]From   %
                                                             [ ]To                                                       [ ]To

[American Funds - EuroPacific Grow            %           %  [ ]From  %  [ML Low Duration Fund]           %           %  [ ]From   %
Fund]                                                        [ ]To                                                       [ ]To


[American Funds - Growth Fund                 %           %  [ ]From  %  [ML Low Duration Fund]           %           %  [ ]From   %
of Amer]                                                     [ ]To                                                       [ ]To


[American Funds - Income Fund                 %           %  [ ]From  %  [ML Low Duration Fund]           %           %  [ ]From   %
of Amer]                                                     [ ]To                                                       [ ]To


[American Funds - Investment Co               %           %  [ ]From  %  [ML Low Duration Fund]           %           %  [ ]From   %
of Amer]                                                     [ ]To                                                       [ ]To


[Cohen&Steers Realty Inc Fund]                %           %  [ ]From  %  [ML US Government Fund]          %           %  [ ]From   %
                                                             [ ]To                                                       [ ]To

[Columbia Acorn USA]                          %           %  [ ]From  %  [ML Value Opportunities          %           %  [ ]From   %
                                                             [ ]To       Fund]                                           [ ]To

[Davis New York Venture Fund]                 %           %  [ ]From  %  [Oppenheimer Main St             %           %  [ ]From   %
                                                             [ ]To       SmallCap Fund]                                  [ ]To

[Delaware Trend Fund]                         %           %  [ ]From  %  [Oppenheimer Cap Apprec          %           %  [ ]From   %
                                                             [ ]To       Fund]                                           [ ]To

[Dreyfus Appreciation Fund]                   %           %  [ ]From  %  [Oppenheimer Main Street         %           %  [ ]From   %
                                                             [ ]To       Fund]                                           [ ]To


[EatonVance Floating Rate Fund]               %           %  [ ]From  %  [PIMCO Comod RealRet             %           %  [ ]From   %
                                                             [ ]To       Strategy Fund]                                  [ ]To


[Federated Capital Appreciation Fund]         %           %  [ ]From  %  [PIMCO Real Return Fund]         %           %  [ ]From   %
                                                             [ ]To                                                       [ ]To

[Federated Kaufmann Fund]                     %           %  [ ]From  %  [PIMCO Total Return Fund]        %           %  [ ]From   %
                                                             [ ]To                                                       [ ]To

[Fidelity Advisor Equity Growth Fund]         %           %  [ ]From  %  [Pioneer Fund]                   %           %  [ ]From   %
                                                             [ ]To                                                       [ ]To

[Lord Abbett Affiliated Fund]                 %           %  [ ]From  %  [Pioneer High Yield Fund]        %           %  [ ]From   %
                                                             [ ]To                                                       [ ]To

[Lord Abbett Bond Debenture Fund]             %           %  [ ]From  %  [Pioneer Small Cap Value         %           %  [ ]From   %
                                                             [ ]To       Fund]                                           [ ]To

[LordAbbett MidCap Value Fund]                %           %  [ ]From  %  [Templeton Foreign Fund]         %           %  [ ]From   %
                                                             [ ]To                                                       [ ]To

                                                                         [Templeton Growth Fund]          %           %  [ ]From   %
                                                                                                                         [ ]To

                                                                         [Van Kampen Comstock Fund]       %           %  [ ]From   %
                                                                                                                         [ ]To
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       TOTAL           100%         100%        100%


14 DOLLAR COST AVERAGING PROGRAM - Would you like to reallocate your premium from a DCA Source Account you designate to selected investment options each month/quarter?

    [ ] YES - Please provide details below and in the Dollar Cost Averaging
              Program column in Section 13 (Investment Allocations)
              [ ] Monthly     [ ] Quarterly
    [ ] NO

    If Yes, please provide the following information.

    Designated DCA Source Account          Start Date                     Amount

    ----------------------------------------------------------------------------


                                                                     Page 3 of 6
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MLNY111IRA

15 ASSET ALLOCATION PROGRAM - Under the Asset Allocation Program, we allocate premiums and rebalance your contract value each calendar quarter based on the investment options and percentages for your selected Asset Allocation Model. Would you like to elect an Asset Allocation Program?

    [ ] YES
    [ ] NO

    If Yes, please select one of the following models.

    [ ] [Capital Preservation]  [ ] [Income]             [ ] [Income and Growth]

    [ ] [Growth]                [ ] [Aggressive Growth]  [ ] [All Equity Plus]

16 REBALANCING PROGRAM - We will allocate premiums and rebalance your contract value on the specified day of each contract period based on the initial premium investment options and percentages you select. Would you like to set up a Rebalancing Program?

    [ ] YES - Please indicate your allocation instructions in the Initial Premium allocation column in Section 13 (Investment Allocations) and indicate rebalancing frequency and date below.
    [ ] NO

    If Yes, please select a rebalancing frequency and the rebalancing date.

    Rebalancing Frequency  [ ] Quarterly  [ ] Semi-annually  [ ] Annually   Rebalancing date (1 - 28) ____

17 SYSTEMATIC WITHDRAWALS - Would you like to set up a systematic withdrawal program?

    [ ] YES - Please provide details below.
    [ ] NO

    If Yes, please provide the following information.

    Withdrawal amount (minimum $100)    Start date (m/d(1-28)/y)     End date (m/d(1-28)/y) (optional)
    $
    ------------------------------------------------------------------------------------------------------------------------------
    Payment Frequency:   [ ] Monthly    [ ] Semi-annually    Payment Destination:
                         [ ] Quarterly  [ ] Annually         [ ] Your Merrill Lynch account listed in Section 1 of the Application*
                                                             [ ] Your address listed in Application Section 3

    Withdrawals may be taxable and if you are under age 59-1/2 may also be subject to a 10% IRS tax penalty. If the contract is a 403(b) annuity and you wish to take withdrawals, you must complete a 403(b) Withdrawal Request Form.
    * Custodial IRA withdrawals must go to the Merrill Lynch custodial account listed in Section 1.

18 AUTOMATIC INVESTMENT FEATURE (Not available for 403(b) contracts.) - Additional premiums will be systematically debited from the Merrill Lynch account listed in Section 1 of the Application. Would you like to set up the Automatic Investment Feature?
    [ ] YES - Please provide details below and in the Automatic Investment Feature column in Section 13 (Investment Allocations). (Do not include allocations for this program in Section 13 (Investment Allocations) if the Asset Allocation Program or Rebalancing Program is elected.)
    [ ] NO

    If Yes, please provide the following information.

    Periodic Premium Amount (minimum $50)  Frequency [ ] Monthly   [ ] Semi-annually  Start date(m/d(1-28)/y)  End date(m/d(1-28)/y)
    $                                                [ ] Quarterly [ ] Annually                                (optional)

19 TAX EQUITY AND FISCAL RESPONSIBILITY ACT NOTICE. (The following disclosure is not applicable to 403(b) contracts, nor to Merrill Lynch Custodial IRA plans.)
    Withdrawals are subject to federal income tax withholding unless you choose not to have tax withheld. Withholding applies only to the taxable portion of your withdrawal. If you choose not to have tax withheld, or you do not have enough tax withheld, you may have to pay estimated tax. You may incur penalties under the estimated tax rules if your withholding and estimated tax payments are not sufficient. In addition, some states require state taxes to be withheld when federal taxes are withheld. If you live in one of these states, we will withhold state taxes as required by your state.


    IF YOU DO NOT CHECK A BOX, WE WILL WITHHOLD TAX        [ ] No income tax to be withheld
    FROM YOUR WITHDRAWALS AT THE RATE OF 10%.              [ ] Income tax to be withheld at_______ % (use whole percentage)

20 PLEASE NOTE ANY ADDITIONAL INFORMATION OR INSTRUCTIONS HERE. If you need more space, sign and attach a separate sheet.

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------


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


21  YOUR SIGNATURE(s) VERIFIES THAT:
    - You have read the above statements and represent that they are complete and true to the best of your knowledge.
    - You agree that this application shall be part of the variable annuity contract.
    - You have received a current prospectus prior to purchasing this contract and determined that the variable annuity applied for meets your specific financial objectives and circumstances.
    - You understand that this product is a long term investment designed to meet specific insurance-related needs and financial goals.
    - YOU UNDERSTAND THAT THE CONTRACT VALUE WILL INCREASE OR DECREASE
      DEPENDING ON THE PERFORMANCE OF THE VARIOUS INVESTMENT OPTIONS YOU
      SELECT AND THE CONTRACT FEES AND CHARGES. AS A RESULT, YOUR CONTRACT
      VALUE COULD BE LESS THAN THE PREMIUMS YOU PAY, EVEN IF NO WITHDRAWALS
      ARE MADE. THERE IS NO GUARANTEED MINIMUM CONTRACT VALUE.
    - YOU UNDERSTAND THAT IF THE OWNER DIES BEFORE THE ANNUITY DATE AND YOU HAVE ELECTED A GUARANTEED MINIMUM DEATH BENEFIT (GMDB), WE WILL PAY A DEATH BENEFIT EQUAL TO THE GREATER OF THE CONTRACT VALUE AND THE GMDB. THE
      DEATH BENEFIT MAY INCREASE OR DECREASE BUT WILL NEVER FALL BELOW THE GMDB.
    - You understand that neither the guaranteed minimum income benefit (GMIB), nor the guaranteed minimum withdrawal benefit (GMWB) guarantees a contract value, surrender value, minimum death benefit, or minimum investment return for any investment option.
    - You understand that the GMIB guarantees a future income stream. GMIB payments are based on conservative annuity payout factors and should be regarded as a safety net only.
    - You understand that, if this is a qualified contract, and you have elected the GMIB, you may be required to take minimum distributions before you are able to annuitize under the GMIB rider.
    - You understand that, if this is a qualified contract, and you have elected the GMWB and are under age 70 1/2, you may be required to take minimum distributions in the future to satisfy IRS requirements, and that such required minimum distributions may reduce the Guaranteed Lifetime Amount
      (GLA), the GMWB Base and the Contract Value.
    - You understand that, if this contract is being purchased as a tax qualified annuity, the tax advantages provided by a variable annuity
      (i.e. tax-deferral) are already available with tax qualified plans, including IRAs, and that you purchased this contract for the features and benefits it provides, such as a GMDB, GMIB or GMWB options.
    - If this contract is being purchased as a tax qualified annuity and if you are over age 70 1/2, you acknowledge that you are not required to take distributions from this contract to satisfy your minimum distribution requirement.
    - You understand that the actuarial present value of any guaranteed benefit which you have elected (GMDB, GMIB, GMWB) may increase the amount of any required minimum distributions.
    - You understand that election of a GMDB, the GMIB, or the GMWB will each result in an additional charge.
    - You understand that the GMDB and GMIB are each irrevocable and may not be added after the Contract is issued.
    - You understand that Allocation Guidelines and Restrictions may apply if you have elected the GMIB or the GMWB.

    UNDER PENALTY OF PERJURY YOU CERTIFY THAT:
    1. YOUR SOCIAL SECURITY OR TAX ID NUMBER(s) INDICATED ON PAGE 1 ARE CORRECT;
    2. YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE: (a) YOU ARE EXEMPT FROM BACKUP WITHHOLDING, OR (b) YOU HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (IRS) THAT YOU ARE SUBJECT TO BACKUP
       WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (c) THE IRS HAS NOTIFIED YOU THAT YOU ARE NO LONGER SUBJECT TO BACKUP WITHHOLDING. (YOU ARE REQUIRED TO CROSS OUT THIS STATEMENT IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING.); AND
    3. YOU ARE A U.S. PERSON (INCLUDING A U.S. RESIDENT ALIEN). THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

    Owner's signature     Date (m/d/y)       Co-Owner's signature   Date (m/d/y)

    ----------------------------------------------------------------------------
    Signed at (city and state)

    ----------------------------------------------------------------------------


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


22 FINANCIAL ADVISOR'S VERIFICATION - The Financial Advisor selling this annuity must complete and sign.
    1. Has the current prospectus for this contract been
       given to the client?                                     [ ] YES   [ ] NO
    2. Are any existing annuity or life insurance contract(s)being (or have any such contracts been) surrendered, lapsed, converted, borrowed against or otherwise reduced in value or replaced in connection with this
       application or is any such action likely to occur?       [ ] YES   [ ] NO
    3. I hereby certify that only sales materials approved by ML Life Insurance Company of New York were used in this sale, and that copies of all sales materials used in this sale were left with the
       applicant.                                               [ ] YES   [ ] NO
    4. If a 7 or 9 Year Surrender Charge Period is selected in Section 2, please choose one of the following commission choices.
       If no option is selected, your commission will default
       to Option 1.                              [ ]OPTION 1  [ ]OPTION 2(LEVEL)


    Financial Advisor's name (please print)    Financial Advisor's telephone number     State License I.D. #

    -----------------------------------------------------------------------------------------------------------------
    Financial Advisor's signature              Date (m/d/y)                             FA or Pool authorizing number

    -----------------------------------------------------------------------------------------------------------------


    AT YOUR SERVICE                                    ML LIFE INSURANCE COMPANY OF NEW YORK SERVICE CENTER
    Our business hours are  8:30 a.m. to 6:00 p.m.     OUR MAILING ADDRESS:                      OUR ADDRESS FOR OVERNIGHT MAIL:
    Eastern time, Monday through Friday.               [P.O. Box 44222]                          [4804 Deer Lake Drive East]
                                                       [Jacksonville, FL 32231-4222]             [Jacksonville, FL 32246]
    Our automated voice response system is
    available 24 hours a day, 7 days a week.           OUR TELEPHONE NUMBER: [1-800-333-6524]    OUR FAX NUMBER: [1-888-329-6544]




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